Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 20, 2020, in the Registration Statement (Form F-1) and related Prospectus of Biophytis S.A. dated January 19, 2021.

/s/ Ernst & Young et Autres

Paris, France

January 19, 2021